UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): October 23, 2012

Synthesis Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 579-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 23, 2012, the board of directors (the “Board”) of Synthesis Energy Systems, Inc. (the “Company”) in accordance with the Company’s Certificate of Incorporation and Amended and Restated By-Laws, voted unanimously to expand the Board to increase the number of directors from seven to eight and to elect Yang Guang to fill such vacancy. At this time, the Board is still considering whether Mr. Yang will serve on any committees of the Board.

Mr. Yang, age 47 is the executive vice president of Hongye International Investment Group Co., Ltd. (“Hongye”), general manager of the Honye biomedical division, and the managing partner of Hongye SD Group, LLC in the United States. Dr. Yang founded Velox Phamaceutical, Inc. in China in 2011 and serves as the Chairman and chief executive officer. Dr. Yang is also an advisory director of Nanjing Sharelink Capital Co., Ltd., a government venture fund company focusing on early stage investment in China. Earlier, Dr. Yang worked in the pharmaceutical industry as principle scientist and director for DuPont, GlaxoSmithKline, Roche-Chugai, and Mitsubishi-Tanabe. Dr. Yang has a Ph.D. in biochemistry from University of Maryland at College Park, a M.S. in organic chemistry from Bucknell University, and a B.S in polymer chemistry from University of Science and Technology of China.

Pursuant to the terms of the Share Purchase Agreement between the Company and Hongye, Hongye received the right to nominate two person to the Board for as long as they own or control at least 9% of the Company’s total issued and outstanding common stock (and the right to nominate one person to the Board if they own or control less than 9% but at least 5% of the Company’s total issued and outstanding common stock). Mr. Yang was appointed to the Board as a designeee of Hongye.

The Company has also entered into an Indemnification Agreement with Mr. Yang in the same form that the Company has entered into with its other executive officers and directors. The form of the Indemnification Agreement is incorporated herein by reference as Exhibit 10.1.

Item 8.01 Other Events.

On October 24, 2012, the Company issued a press release announcing the election of Mr. Yang to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007).

99.1	Press release dated October 24, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: October 24, 2012	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

10.1	Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007).

99.1	Press release dated October 24, 2012.